Exhibit 10.5

Dated _________________ 2018

Shanghai Distrii Technology Development Co., Ltd

and

Distrii Technology Singapore Pte. Ltd.

licence agreement

Allen & Gledhill LLP

One Marina Boulevard #28-00 Singapore 018989

Tel: +65 6890 7188 | Fax +65 6327 3800

allenandgledhill.com

i

This Agreement is made on _________________ 2018 between:

(1)	Shanghai Distrii Technology Development Co., Ltd. (PRC Unified Social Credit Code 91310108MA1G317L9X; Company Registration No. T17UF3263C), a company incorporated in China with its registered office at Floor 1, No. 668 Hengfeng Road, Jing’An, Shanghai, People’s Republic of China (“Licensor”); and

(2)	Distrii Technology Singapore Pte. Ltd., a company incorporated in Singapore with company registration number 201804790N whose registered address is 9 Raffles Place, #01-02 Republic Plaza, Singapore 048619 (the “Licensee”),

(“Party” means Licensor or Licensee and “Parties” means Licensor and Licensee).

Whereas:

(A)	Licensee desires to obtain a licence to use the Licensed Assets (defined below) upon and subject to the terms of this Agreement (defined below).

(B)	Licensor is willing and able to grant Licensee a licence to use the Licensed Assets in the Territories (defined below) in accordance with the terms and conditions set forth in this Agreement.

It is agreed as follows:

PART 1 – INTRODUCTION

1.	Definitions and Interpretation

1.1	Unless otherwise defined, the definitions and provisions in respect of interpretation set out in Schedule 1 will apply to this Agreement and its Schedules (collectively “Agreement”).

PART 2 – GRANT OF LICENCE

2.	Grant of Licence

2.1	Licence Grant: Licensor hereby grants to (and in the case of subject matter owned by any Third Party, shall procure for) Licensee an exclusive (subject to Clause 2.3 below), perpetual, irrevocable, royalty-free (save for the Licence Fee payable by Licensee to Licensor prescribed in Clause 4 below), fully paid-up, assignable and sub-licensable right and licence to use, exploit, distribute, reproduce, display, create derivative works, adaptations and modifications of all Licensed Assets (including Intellectual Property Rights therein) throughout the Territories in any manner and for any purpose.

In this Clause 2.1, “use” shall include the right to:

2.1.1	load, install, access, Customise and use the Licensed Assets on any computer systems and/or equipment selected by Licensee (whether stand-alone, networked, clustered or otherwise and whether for development, disaster recovery, test, production or other environments), including in conjunction, in association and/or as part of an integrated system with the software, programs or products of Licensee and/or any Third Party;

2.1.2	make such copies of the Licensed Assets and related documentation as Licensor regards as necessary, useful or convenient; and

2.1.3	permit the loading, installation, access, Customisation and use of any Licensed Assets by Licensee’s third party service providers, including any software development provider and any provider of outsourcing services, data centre services, facilities management services, application services provider services, disaster recovery services, or other services, including the installation and use of any Licensed Assets at premises and on hardware controlled by any such service provider.

2.2	Reservation of Licensor rights: Licensor reserves all rights not granted in this Agreement. Further, nothing in this Agreement shall be construed to transfer any ownership interest in the Licensed Assets to Licensee.

2.3	Exclusivity: The licences granted under Clause 2.1 are “exclusive” solely in the manner provided as follows:

2.3.1	Licensor shall not itself use, distribute, reproduce, display, create, commercialise or license derivative works, adaptations and modifications of any Licensed Assets throughout the Territories in any manner and for any purpose; and

2.3.2	Licensor shall not grant any Third Party any rights and/or licences to use, distribute, reproduce, display, create, commercialise or license derivative works, adaptations and modifications of any Licensed Assets throughout the Territories in any manner and for any purpose, save that the Parties agree and acknowledge that Licensor may utilise the Licensed Assets in the Territories or part thereof solely for the Co-Working Business.

2.4	Perpetual Licence: The grant of the right and license to use the Licensed Assets under this Clause 2 shall survive the termination of this Agreement (whether in whole or in part and howsoever occasioned). Licensor warrants and undertakes that:

2.4.1	the grant of the right and licence to use the Licensed Assets under this Agreement is absolute, conclusive and binding upon Licensor and Licensor shall not be entitled, under any circumstances or for any reason whatsoever, to revoke, withdraw or cancel the rights and licences granted by Licensor under this Clause 2;

2.4.2	Licensee’s right to use the Licensed Assets and exploit the Intellectual Property Rights in the Licensed Assets upon the terms and conditions of this Agreement, shall be binding on every successor in title to Licensor’s right, title and interest, including Intellectual Property Rights, in the Licensed Assets. Licensor shall provide notice to any prospective successor in title to its right, title or interest in the Licensed Assets, of Licensee’s rights and licences granted under this Agreement and shall ensure that: (i) any assignment shall be made subject to the rights and licences of Licensee under this Agreement; and (ii) the rights and licences granted to Licensee pursuant to this Agreement will not be revoked, terminated or otherwise restricted in any way by any successor in title; and

2.4.3	Licensee and Sub-Licensees shall not, under any circumstances or for any reason whatsoever, be required to return the Licensed Assets (including any related documentation) or any part thereof to Licensor.

2.5	Third Party Licences: With respect to any Intellectual Property Rights in the Licensed Assets which are owned by a Third Party, Licensor shall be responsible for: (i) procuring, at its own cost, any and all licences from the relevant Third Parties as is necessary for Licensor to acquire the right and authority to grant the rights set out in Clause 2.1 above to Licensee pursuant to this Agreement; and (ii) providing promptly any appropriate notice and otherwise promptly perfecting the rights and licences granted to Licensee and by Licensee to any Sub-Licensees. Licensor shall not, without the prior written consent of Licensee, terminate, restrict or otherwise narrow any of the rights that Licensor has licensed from Third Parties in connection with the licence granted under this Agreement.

2.6	Technology Transfer: Licensor shall, from the Effective Date, transfer, deliver or otherwise communicate to Licensee by the Effective Date, all documents and all other materials (including source codes where the Licensed Assets includes software or otherwise where applicable) which set out, contain, are necessary for the use of or which relate to the Licensed Assets and the subject matter of the rights and licences set out in this Agreement and provide comprehensive training and support necessary to enable Licensee and its Sub-Licensees (as the case may be) to exploit fully all rights and licences granted herein (including the rights and licences which may be sub-licensed to Sub-Licensees by Licensee pursuant to Clause 2.1 above).

2.7	Derivative Works: In the event that any enhancements, derivatives, changes, modifications, alterations or adaptations of or to the Licensed Assets or any part thereof provided to Licensee or any Sub-Licensee in whatever form or medium (collectively “Derivative Works”), are made, created, developed, or acquired by or on behalf of Licensee and/or any Sub-Licensee, all rights, title and interest (including Intellectual Property Rights) in all countries of the world, whether vested, contingent or future, in and to such Derivative Works shall belong exclusively to Licensee and/or the relevant Sub-Licensee, as the case may be, absolutely free from any encumbrances and may be exercised by Licensee and/or such Sub-Licensee, their successors, assigns and licensees throughout the world, as the case may be, without prejudice to their other rights and remedies under this Agreement.

2.8	Updates: At all times during the Updates Cooperation Period:

2.8.1	Licensor agrees to inform Licensee by a notice in writing as soon as it has made or acquired any Updates.

2.8.2	The right to rights granted to Licensee under Clause 2.1 above and all other terms and conditions of this Agreement shall extend to and apply mutatis mutandis to any and all such Updates as and when the same have been made or acquired and each Sub-Licensee shall be entitled to the use thereof upon the terms and conditions of this Agreement.

As soon as reasonably practicable from the date Distrii Singapore Pte. Ltd. ceases to hold any shares in Licensee, Parties shall enter into good faith discussions regarding the provision of Updates by Licensor to Licensee, including any fees for such provision of Updates, after the Updates Cooperation Period.

2.9	Right of assignment

2.9.1	Licensee may assign or novate this Agreement to any Third Party without the approval of Licensor or any other Third Party and upon such terms and conditions as may be deemed appropriate or necessary by Licensee, in circumstances where such Licensee proposes to transfer the whole or any part of its undertaking or business to such Third Party. Licensor agrees to, if requested by Licensee, promptly execute such assignment or novation agreement in the form prescribed by Licensee and further undertakes to do all things and execute all documents as may be necessary to perfect such assignment, transfer, novation or dealing. Licensee shall inform Licensor of such assignment or novation in writing as soon as reasonably practicable.

2.9.2	Without prejudice to any other provisions of this Agreement, Licensor undertakes that it shall not assign the Intellectual Property Rights in and to the Licensed Assets to a Third Party (hereinafter referred to as the “Assignee”) unless it has obtained the prior written consent of Licensee, ensures that such assignment is made subject to the rights and licences of Licensee and the rights and licences of the sub-licences granted by Licensee (which rights and licences shall not be terminated or otherwise restricted in any way by the Assignee).

2.10	Licensor undertakes not to, directly or indirectly, create, allow or enable any charges, liens, pledges, encumbrances or other security interests whatsoever to be placed on or subsist in relation to the Licensed Assets or any of the rights or licences granted under this Agreement.

3.	Infringement and Control of Proceedings

3.1	Notification: The Parties hereby undertake to keep one another informed of all infringements and/or validity challenges on the Intellectual Property Rights in the Licensed Assets which each Party may become aware of during the Term anywhere in the world. Each Party shall furnish particulars in writing to the other Party of: (i) any activity or proposed activity by a Third Party which in its reasonable opinion amounts or may amount to infringement of the Intellectual Property Rights in the Licensed Assets or parts thereof; or (ii) any claim or threatened claim made by a Third Party that certain application(s) or registration(s) of the Licensed Assets is invalid or that the use of Licensed Assets or parts thereof infringes the rights of Third Parties, as soon as it becomes aware of the facts pertaining to the aforesaid. Each Party shall make no comment or admission to any Third Party in respect thereof except with the other Party’s prior written consent.

3.2	Third Party infringement of Licensed Assets: In relation to any Licensed Assets, Licensor shall take all necessary actions, at its own costs, to stop all Third Party infringement and unauthorised use of the Intellectual Property Rights in such Licensed Assets in the Territories. If Licensor does not take any action as described in this Clause 3.2 which it ought reasonably to take, Licensee may, after the expiration of one week from the date of notifying Licensor in writing, be entitled to take the necessary actions, either by itself or through its nominees, and to name Licensor as a party to the actions, if required. Licensor shall be notified of such actions taken by Licensee and shall reimburse Licensee its reasonable expenses for taking such actions to protect the Licensed Assets. Licensor agrees to do all things reasonably required to assist Licensee in bringing any proceedings in relation to the infringement of the Intellectual Property Rights in the Licensed Assets or part thereof, including the execution and/or lodgement of documents, papers, forms, power of attorneys and authorisations and the deposition or swearing of declarations and/or oaths which may be necessary in certain countries in the Territories for conferring on Licensee all rights of action in relation to any infringement by Third Parties. Any or all sums, damages, costs and other monetary benefits or compensation (including any settlement sums) recovered by Licensee in such proceedings shall be for the sole benefit of Licensee.

3.3	Registration of this Agreement

3.3.1	Licensee shall be entitled to apply at its own cost to the Registrar or the relevant authority in any country in the relevant Territories for either the registration of this Agreement as a licence or the registration of Licensee and/or any Sub-Licensee as a registered user or licensee of the Licensed Assets.

3.3.2	Licensor shall co-operate fully with Licensee and/or any Sub-Licensee in making the application(s) referred to in Clause 3.3.1 to the Registrar or such other relevant authority responsible for keeping registers under which such Intellectual Property Rights are registered in such country, and where Licensee and/or any Sub-Licensee so requests, promptly execute and/or deliver to Licensee and/or any Sub-Licensee all documents necessary to register or record this Agreement with such Registrar or relevant authority, and each receipt or confirmation of registration or recordation of this Agreement issued by such Registrar or relevant authority.

PART 3 – CONSIDERATION

4.	Consideration

4.1	Licensee shall pay Licensor a sum of S$10,000.00 (“Licence Fee”) within 10 Business Days of the date of Completion in accordance with the terms of this Agreement. For the avoidance of doubt, Licensee shall not be obliged to make any payment under this Clause 4.1 until the date of Completion.

4.2	Mode of payment: All payments made by Licensee to Licensor hereunder shall be made in accordance with the mode of payment of Licensee’s choice.

4.3	The Licence Fee will constitute all the consideration payable by Licensee for all rights, licences and services provided under this Agreement and all other rights, benefits, privileges and entitlements granted to Licensee under this Agreement as well as all of Licensor’s obligations and promises under this Agreement. No further sums, fees, payments, royalties, compensation or other charges (including all applicable taxes) shall be payable by Licensee or any Sub-Licensee to Licensor in respect thereof.

4.4	All resources to be at Licensor’s own costs: Save as expressly provided in this Agreement, Licensor shall be responsible for all costs and expenses incurred in carrying out its obligations under this Agreement and shall supply, at its sole cost and expense, all resources required for the performance of its respective obligations under this Agreement.

5.	Taxes

5.1	Subject to Clause 5.2, each Party shall be responsible for all its own applicable taxes and will pay such applicable taxes directly, if such applicable taxes are levied or assessed against it.

5.2	Withholding taxes: In the event that Licensee is required to withhold or deduct any taxes of any kind by any government authority in any jurisdiction from any payments due under this Agreement, Licensor shall bear all such taxes withheld or deducted and Licensee shall pay to Licensor such payments due to Licensor net of such taxes withheld or deducted without any obligation to gross up such payment or pay Licensor all or any part of the amount of taxes so withheld or deducted.

6.	Right of Set-off

6.1	Licensee shall be entitled to set-off against any payment due or payable to Licensor under this Agreement, any sums Licensor is obliged to pay or credit Licensee under this Agreement and such Licensee may by notice to Licensor reduce the Licence Fee or any fees, royalties or any other charges due or payable to Licensor under this Agreement by any amounts Licensor is obliged to pay or credit Licensee under this Agreement.

PART 4 – WARRANTIES & INDEMNITIES

7.	Corporate Power and Authority

7.1	Each Party represents and warrants that it is duly organised, validly existing and good standing, and that the execution, delivery and performance of this Agreement are within their respective corporate powers and have been duly authorised by each of them with all necessary corporate action. This Agreement is and shall be a legal and valid obligation binding upon all Parties, enforceable in accordance with its terms.

8.	Licensor Representations and Warranties

8.1	Licensor warrants, represents and undertakes that:

8.1.1	it has the full right and authority and all required consents, authorisations and/or licences from all Third Party licensors, to grant the rights and licences set out herein free from any encumbrances which may affect the rights granted to Licensee;

8.1.2	the use, development or exploitation of the Licensed Assets will not infringe Intellectual Property Rights or any other right of any Third Party;

8.1.3	the Licensed Assets is not being infringed, attacked or opposed by any person anywhere in the world;

8.1.4	all information in respect of the Licensed Assets given in writing at any time during the Term by or on behalf of Licensor to Licensee was or will be, when given, the most up-to-date, complete and accurate in all material respects;

8.1.5	save for the rights that Licensor has licensed from Third Parties, as at the Effective Date and throughout the Term, Licensor is (or, in the case of pending applications, will be) recorded as the proprietor of the applicable Intellectual Property Rights where registered;

8.1.6	the registered Intellectual Property Rights in and to the Licensed Assets are (or, in the case of pending applications, will be) valid, subsisting and enforceable and nothing has been done, omitted or permitted nor any event having occurred whereby such Intellectual Property Rights have ceased or might cease to be valid and enforceable;

8.1.7	it will ensure that the applicable Intellectual Property Rights are renewed when necessary throughout the Term and that all reasonable steps are taken throughout the Term to secure registration of such Intellectual Property Rights which are or may be pending registration;

8.1.8	there are no actual or threatened claims, pending or completed claim, action, suit, order or proceeding: (i) with respect to any Licensed Assets; and (ii) which are inconsistent with or in contest with Licensor’s ownership of the rights, title and interests in and to the Licensed Assets or its right to licence the Licensed Assets to Licensee;

8.1.9	the Licensed Assets and Licensee’s use thereof do not and will not breach any Laws and Legal Requirements;

8.1.10	no moral rights have been asserted or are likely to be asserted which would affect the use of any of the Licensed Assets; and

8.1.11	it shall not: (i) describe or hold itself out as agent or representative of Licensee except for the limited circumstances and scope expressly authorised by this Agreement or by Licensee in writing, if any; or (ii) incur any liability on behalf of Licensee or pledge the credit of Licensee in any way or accept any order or make any contract binding upon Licensee without Licensee’s prior written consent.

9.	Indemnity

9.1	Licensor shall indemnify, defend and hold harmless Licensee and each Sub-Licensee and its and their Affiliates (save for Licensor Affiliates), and their respective officers, directors, employees, agents, independent contractors, successors, and assigns (“Indemnitees”) from and against all claims, proceedings, settlement sums, costs, losses, expenses, damages and other liabilities (including loss of or damage to any property, injury to or death of any person and any legal fees and expenses on a solicitor-client basis), which are or which may be sustained, instituted, made, threatened or alleged against, suffered or incurred by any of the Indemnitees, and which may arise out of or in connection with any of the following:

9.1.1	any breach by Licensor of any of its obligations, representations or warranties contained in this Agreement;

9.1.2	any negligent act or omission or wilful default, misconduct or fraud of Licensor or Licensor’s employees, personnel, secondees, agents, principals and contractors, who are individuals;

9.1.3	any action, claim or demand brought or threatened against any Indemnitee, that alleges or is based on a claim that the Licensed Assets or the use thereof in the Territories infringes any Intellectual Property Rights or other proprietary right of any Third Party or gives rise to any liability to pay royalty or other compensation;

9.1.4	any Third Party claim that the use of the Licensed Assets provided by Licensor constitutes misappropriation, unlawful disclosure or use of any Third Party’s trade secrets or confidential information; and/or

9.1.5	any Third Party claim contesting Licensor’s ownership, right or control over the Licensed Assets, or Licensor’s right to licence the Licensed Assets to Licensee.

9.2	Notwithstanding and without prejudice to any other provision of this Agreement, except with the prior written consent of Licensee, Licensor shall not: (i) settle or compromise any cause of action, suit or other proceeding if the settlement or compromise obliges any Indemnitees to make any payment or bear any liability or be subject to any injunction or other interim measures by reason of such settlement or compromise; (ii) assume any obligation or grant any rights or licenses on behalf of any Indemnitees; or (iii) make any statement at any time admitting liability for or on behalf of any Indemnitees.

PART 5 – CONFIDENTIALITY

10.	Confidentiality

10.1	All Confidential Information shall be kept confidential by the recipient and shall be used by the recipient solely and exclusively for discussions concerning, and the undertaking of, the rights and obligations in this Agreement unless:

10.1.1	disclosure or use is required by law or a court of competent jurisdiction, or pursuant to any rules, requirements, guidelines, regulations or binding orders of any governmental, regulatory, administrative, supervisory or statutory authority or body (including, without limitation, any securities council) having jurisdiction over any of the Parties or any recognised stock exchange on which the shares of any Party or its shareholders are listed;

10.1.2	the disclosure or use is required to vest the full benefit of this Agreement in any Party;

10.1.3	any public announcement or press release relating to this Agreement is reviewed by all Parties so far as is reasonably practicable;

10.1.4	any Party can reasonably demonstrate that the Confidential Information is, in whole or in part, lawfully in the possession of the receiving Party without an obligation restricting disclosure before disclosure by the disclosing Party, or not being due to any act or omission on the part of the receiving Party or its officers, employees, advisers, financiers, consultants and/or other agents (collectively, the “Representatives”), in the public domain, whereupon, in the event that it is public, this obligation shall cease; or

10.1.5	any Party can reasonably demonstrate that any such communication, information or material was independently developed by the receiving Party without use of or reference to the disclosing Party’s Confidential Information, provided that prior to disclosure or use of any information pursuant to Clauses 10.1.1 or 10.1.2, the Party concerned shall, to the extent legally permissible and practicable, promptly notify the disclosing Party of such requirement with a view to providing that disclosing Party with the opportunity to contest such disclosure or use or otherwise to agree the timing and content of such disclosure or use. The Parties shall use all reasonable endeavours to procure the observance of the above-mentioned restrictions and shall take all reasonable steps to minimise the risks of disclosure of the Confidential Information, by ensuring that only such of their employees and directors whose duties will require them to possess any of such information shall have access thereto, and will be instructed to treat the same as confidential.

10.2	The obligations of each Party under this Clause 10 shall survive the termination of this Agreement.

PART 6 – TERM & TERMINATION

11.	Term and Termination

11.1	Term: This Agreement shall commence on the Effective Date and shall continue for the Term, unless sooner terminated in accordance with this Agreement (the “Term”).

11.2	Termination by either Party: Without prejudice to any other right of termination afforded to either Party in this Agreement, this Agreement may be terminated by either Party (“non-defaulting Party”) forthwith on giving notice to the other Party (“defaulting Party”) if:

11.2.1	the defaulting Party commits any material breach of any of the terms or conditions of this Agreement, or (in the case of a material breach capable of being remedied) shall have failed, within 14 Business Days (or such longer period as the non-defaulting Party may in its sole discretion allow) after the receipt of a request in writing from the non-defaulting Party to do so, to remedy such breach; or

11.2.2	the defaulting Party shall pass a resolution for winding-up, or if the Court shall make or circumstances arise which entitle the Court to make an order that the defaulting Party shall be wound up (otherwise than for the purpose of a bona-fide scheme of solvent reconstruction or amalgamation) or if a receiver or manager on behalf of a creditor shall be appointed, or circumstances arise which entitle the Court or a creditor to appoint a receiver or manager, over the defaulting Party or any part of its undertaking or assets, or if the defaulting Party shall become subject to a judicial management order or shall enter into any composition or arrangement with its creditors or shall cease or threaten to cease to carry on business.

11.3	Consequences of termination: Upon the expiry or termination of this Agreement (howsoever occasioned), all rights and obligations of the Parties shall automatically terminate except for such rights of action as shall have accrued prior thereto and any obligations which expressly or by implication are intended to come into or continue in force on or after such expiration or termination.

PART 7 – GENERAL PROVISIONS

12.	General

12.1	No Agency: No Party shall: (i) describe or hold itself out as agent or representative of other parties, or (ii) incur any liability on behalf of any other party or pledge the credit of any other party in any way or accept any order or make any contract binding upon any other party without such party’s prior written consent.

12.2	Assignment: Save as otherwise provided in this Agreement, none of the Parties may assign or transfer all or part of its rights or obligations under this Agreement without the prior consent in writing of the other Parties.

12.3	Costs: Each Party shall bear its own costs, legal fees and other expenses incurred in the preparation, negotiation and execution of this Agreement.

12.4	Non-waiver: No failure to exercise and no delay in exercising on the part of any Party any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or any other right, power or privilege.

12.5	Specific Performance: Each Party acknowledges that monetary damages might not be an adequate remedy for the breach by the other Party of this Agreement and that, in any Proceedings brought under this Agreement, a Party may apply for specific performance and/or injunctive relief or for other form of relief including damages that may be granted by the court before which such Proceedings are taking place.

12.6	Illegality

12.6.1	If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, the provision shall apply with whatever deletion or modification is necessary so that the provision is legal, valid and enforceable and gives effect to the commercial intention of the Parties.

12.6.2	To the extent it is not possible to delete or modify the provision, in whole or in part, under Clause 12.6.1, then such provision or part of it shall, to the extent that it is illegal, invalid or unenforceable, be deemed not to form part of this Agreement and the legality, validity and enforceability of the remainder of this Agreement shall, subject to any deletion or modification made under Clause 12.6.1, not be affected.

12.6.3	The illegality, invalidity or unenforceability of any provision of this Agreement under the Laws and Legal Requirements of any jurisdiction shall not affect its legality, validity or enforceability under any Laws and Legal Requirements of any other jurisdiction.

12.7	Entire Agreement: This Agreement sets forth the entire agreement and understanding between the Parties in connection with the matters dealt with and described herein at the date of this Agreement to the exclusion of any terms implied by law which may be excluded by contract, and no Party has relied on any oral or written representation made to it by the other Party. This Agreement contains all the rights and obligations between the Parties and shall supersede any prior agreements, arrangements, information, fact, particulars, documents, deeds, schedules, list, notice, letter, article, email, or correspondence provided by any Party, their agents, or any other person and also any prior expression of intent, understanding, discussion, representation, warranty, undertaking, promise or communications (whether written oral or implied) made by one Party or its agent to the other Parties with respect to this transaction, including the Term Sheet, not expressly set out in this Agreement.

12.8	Variation: No purported variation of this Agreement shall be effective unless: (i) made in writing; (ii) refers specifically to this Agreement; and (iii) is duly executed by the Parties hereto. Without prejudice to the generality of Clause 12.11 below, the Parties’ rights to vary, amend or rescind this Agreement in the manner aforesaid may be exercised without the consent of any person or entity who is not a party to this Agreement.

12.9	Counterparts: This Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party may enter into this Agreement by signing any such counterpart. Signatures may be exchanged by facsimile, with original signatures to follow.

12.10	Notices: All notices, requests, demands and other communications required or permitted to be given or made under this Agreement or in connection therewith shall be given or made in writing and delivered personally or sent by prepaid registered airmail with recorded delivery, or by email addressed to the intended recipient thereof at its address referred to below or email address referred to below (or to such other address or email address as any Party may from time to time notify the other Parties). Any such notice, request, demand or communication shall be deemed to have been duly served (if given or made by email, provided that no delivery failure in respect of such email is received) immediately or (if given or made by letter) three Business Days after posting and in proving the same, it shall be sufficient to show that the envelope containing the same was duly addressed, stamped and posted. The addresses and email addresses of the Parties for the purposes of this Agreement are:

Licensor
Address	:	Floor 1, No. 668 Hengfeng Road, Jing’An, Shanghai, People’s Republic of China
Email	:	wujiaqing@distrii.com
Attention	:	Jiaqing Wu

Licensee
Address	:	9 Raffles Place, #06-00 Republic Plaza, Singapore 048619
Email	:	jo.hu@distrii.com
Attention	:	Jo Hu

12.11	Rights of Third Parties: Save as otherwise provided in this Agreement, a person or entity who is not a party to this Agreement shall have no right under the Singapore Contracts (Rights of Third Parties) Act (Chapter 53B) to enforce any term of this Agreement, regardless of whether such person or entity has been identified by name, as a member of a class or as answering a particular description. For the avoidance of doubt, nothing in this Clause shall affect the rights of any permitted assignee or transferee of this Agreement.

12.12	Governing Law and Dispute Resolution

12.12.1	This Agreement shall be governed by, and construed in accordance with, the laws of Singapore.

12.12.2	The Parties irrevocably agree that the courts of Singapore are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that, accordingly, any legal action or proceedings arising out of or in connection with this Agreement (“Proceedings”) may be brought in those courts and the Parties irrevocably submit to the jurisdiction of those courts.

12.12.3	Notwithstanding Clause 12.12.2, in the case of injunctive relief and receivership, any of the Parties may take Proceedings in any other court of competent jurisdiction and the taking of Proceedings in one or more jurisdictions shall not preclude that Party from taking Proceedings in any other jurisdiction, whether concurrently or not.

12.12.4	Nothing in this Clause shall limit the right of any Party to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude that Party from taking Proceedings in any other jurisdiction, whether concurrently or not.

12.13	Independent Contractors: Nothing herein shall be deemed to constitute any Party the partner of the other nor, except as otherwise herein expressly provided, to constitute any Party the agent or legal representative of the other Parties, nor to create any fiduciary relationship between the Parties.

12.14	Reasonableness: Each Party confirms it has received independent legal advice relating to all the matters provided for in this Agreement, and agrees that the provisions of this Agreement (and all documents entered into pursuant to this Agreement) are fair and reasonable.

12.15	Execution of Instruments: The Parties shall execute and do and procure all other persons, firms or companies, if necessary, to execute and do all such further instruments, deeds, assurances, acts and things as may be necessary or desirable so that full effect may be given to the provisions of this Agreement.

Schedule 1
Definitions and Key Definitions

1.	Definitions

1.1	In this Agreement, the following expressions shall, unless the context otherwise requires, have the following meanings:

1.1.1	“Affiliate” means with respect to an entity, another entity Controlling, Controlled by or under common Control with that entity, where “Control” or its derivatives or variants (i.e. “Controlling”, “Controlled by” or “under the common Control”) means with regard to an entity at the material time, the legal, beneficial or equitable ownership, directly or indirectly, of more than 50% of the issued capital or voting rights (or other ownership interest, if not a corporation) of such entity, or the equivalent right under contract or otherwise, to control or cause the direction of management and policy decisions of such entity with regard to relevant subjects;

1.1.2	“Assignee” is defined in Clause 2.9.2;

1.1.3	“Business Day” means a day which is not a Saturday, a Sunday or a public holiday in Singapore;

1.1.4	“Completion” shall have the meaning ascribed to it in the JVA;

1.1.5	“Confidential Information” means all know-how, trade secrets, inventions, computer software and other information of a secret or confidential nature including, without limitation, all proprietary industrial, commercial, financial and technical information and techniques, whatsoever and in whatever form and medium and whether disclosed orally or in writing, together with all reproductions in whatsoever form or medium and any part or parts of it;

1.1.6	“Co-Working Business” means either of the following:

(i)	Business Model A: the business of:

(a)	providing use of and access to the Space (or parts thereof, whether on a dedicated or common-use basis) to end-customers for a fee on prescribed standard terms and conditions and as part of the end-customer’s use; and

(b)	providing all or some of the following services to such end-customers:

(I)	the use and access of furniture, equipment, facilities and/or ancillary services (e.g. internet access services, reception and/or physical mail acceptance services) available within the Space;

(II)	rights to participate in community activities in the Space which are exclusive to end-customers (or specified tiers of end-customers); and

(III)	rights to access and use virtual resources deployed by Licensor for the purpose of facilitating a shared and networked environment for end-customers (e.g. member-exclusive electronic platforms);

OR

(ii)	Business Model B: the business of:

(a)	Business Model A; and

(b)	solely in conjunction with and as part of Business Model A, enabling functionality between two or more component parts or items of hardware and/or the software forming part of the Licensed Assets, such that hardware installed in the relevant Space (i.e. the same Space as where Business Model A is conducted in) may be directed to perform its ordinary and customary functions remotely via a mobile application forming part of the Licensed Assets, by end-customers of Licensor;

1.1.7	“Customise/Customisation” means to:

(i)	enhance;

(ii)	develop;

(iii)	migrate, make or incorporate changes, modifications, additions, alterations, conversions or adaptations; and/or

(iv)	produce derivative works of,

the subject matter in question (including conversations made to databases, such as changes to the format or data structure thereof, and alterations or modifications to the parameter settings of software or applications comprised therein);

1.1.8	“defaulting Party” is defined in Clause 11.2;

1.1.9	“Derivative Works” is defined in Clause 2.7;

1.1.10	“Distrii IT Business” means the commercialisation and/or provision of technology and software products and/or services (including the services of making available access to software, data and/or content) in the ordinary course of Licensor’s and its Affiliates’ business, including the provision of technology and software products and services containing the following functionalities:

(i)	attendance management;

(ii)	task management;

(iii)	distributed conferencing (including video conference, VoIP communications and circuit-switched video conferencing);

(iv)	smart facilities (including the access of secured building spaces and lockers via in-app Bluetooth technology);

(v)	facility booking;

(vi)	management dashboard; and

(vii)	business community and business networking;

1.1.11	“Effective Date” is _________________;

1.1.12	“Indemnitees” is defined in Clause 9.1;

1.1.13	“Intellectual Property Rights” means all copyright, patents, trade marks, service marks, domain names, layout design rights, registered designs, design rights, database rights, trade or business names, rights protecting trade secrets and confidential information, rights protecting goodwill and reputation, and all other similar or corresponding proprietary rights and all applications for the same, whether presently existing or created in the future, anywhere in the world, whether registered or not, and all benefits, privileges, rights to sue, recover damages and obtain relief for any past, current or future infringement, misappropriation or violation of any of the foregoing rights;

1.1.14	“JVA” means the joint venture agreement dated _________________ entered into between City Connected Communities Pte. Ltd., Distrii Singapore Pte. Ltd., Licensor and Licensee;

1.1.15	“Laws and Legal Requirements” means any of the following: (i) any laws, legislations, statutes, principles of equity and regulatory requirements, in any applicable jurisdictions from time to time; (ii) all conditions, regulations, judgements, injunctions, acts, directives, orders, policies, restrictions, guidelines, quality of service standards, codes of practices, bye-laws, prohibitions or measures of any kind on the part of any court, governmental, parliamentary, regulatory or other competent authority in any applicable jurisdictions from time to time; (iii) any permits and licences, applicable or necessary for the performance of an activity or undertaking in any applicable jurisdictions from time to time; and (iv) industry standards or any codes of conduct or rules of any industry body, which are applicable to Licensee or any Sub-Licensee;

1.1.16	“Licence Fee” is defined in Clause 4.1;

1.1.17	“Licensed Assets” is defined in Schedule 2;

1.1.18	“Licensor Affiliates” means Licensor and its subsidiaries, but excludes Licensee and Licensee’s subsidiaries;

1.1.19	“non-defaulting Party” is defined in Clause 11.2;

1.1.20	“Office Premises” means the lettable area within a building that is used as an office and excludes any common area within the building;

1.1.21	“Proceedings” is defined in Clause 12.12.2;

1.1.22	“Representatives” is defined in Clause 10.1.4;

1.1.23	“Source Code” means software expressed in human eye-readable computer language comprising the properly commented source version and the accompanying comprehensive technical documentation including libraries and dynamic link libraries (dlls) and .Net assemblies and com objects and other programmable portions needed for any compilation of the said software, in soft electronic compilable version;

1.1.24	“Space” means such physical space occupied by Licensor and/or its subsidiary under or with reference to the “Distrii” brand within any Office Premises, provided always that such physical space shall not exceed 70% of the net lettable area of the relevant building or premise in which such physical space is situated in;

1.1.25	“Sub-Licensee” means any entity which has been granted any right in relation to the Licensed Asset by Licensee pursuant to Clause 2.1 and shall be deemed to include sub-licensees of such entity;

1.1.26	“S$” means the lawful currency of Singapore;

1.1.27	“Term” is defined in Clause 11.1;

1.1.28	“Term Sheet” means the binding term sheet for the proposed joint venture entered into between City Connected Communities Pte. Ltd., Distrii Singapore Pte. Ltd. and Licensor on 26 February 2018;

1.1.29	“Territories” means all countries in the South East Asia region, namely Brunei, Cambodia, East Timor, Indonesia, Laos, Malaysia, Myanmar, Philippines, Singapore, Thailand and Vietnam, and such other territories as the Parties may agree in writing;

1.1.30	“Third Party” means any legal entity, company or person that is not a party to this Agreement, and “Third Parties” shall mean persons who are not a party to this Agreement;

1.1.31	“Updates” means all modifications or enhancements to software, including but not limited to new releases of the software or part thereof, designed to improve the functionality, performance, accuracy or ease of use of the any part of the Licensed Assets as may be developed by or on behalf of Licensor and/or its Affiliates;

1.1.32	“Updates Cooperation Period” means the period starting on the Effective Date and ending on the date being one (1) year from the date Distrii Singapore Pte. Ltd. and its Affiliates ceases to hold any shares in Licensee; and

1.1.33	“Works” means works of authorship, ideas, concepts, processes, platforms, interfaces, discoveries, methods, inventions, technologies, designs, creations and developments, know-how, techniques, methodologies, software, programs, scripts, macros and any code of any type or language, data, databases, information, documentation, reports, specifications, visual images, graphics, artwork, drawings, photographs, logos, marks, designs, diagrams, animation, visual effects, video, audio, music, sound recordings and/or any other materials, in whatever form or medium (including software or applications facilitating the use of any of the above and object code, Source Code or digital equivalents of all the aforementioned subject matter), whether or not patentable, copyrightable or subject to other forms of protection, and in any language.

2.	Interpretation

2.1	In this Agreement: (i) references to a Clause or Schedule, or any other agreement or document in this Agreement shall be deemed to refer to the clause or schedule of this Agreement, or such other agreement or document, as may be amended, modified or supplemented from time to time, and will include a reference to any document which amends, modifies or supplements it, or is entered into, made or given pursuant to or in accordance with its terms, unless otherwise expressly provided; (ii) references to Parts and Sections shall be deemed to refer to the parts and sections of the relevant Schedule; (iii) clause headings are inserted for convenience of reference only and shall not be deemed to be part of this Agreement or be taken in consideration in the interpretation or construction of this Agreement; (iv) words importing the singular only shall also include the plural and vice versa where the context requires; (v) whenever the words “include”, “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation”; (vi) unless expressly indicated otherwise, all references to a number of days mean calendar days, and the words “month” or “monthly” as well as all references to a number of months means calendar months; (vii) an expression importing a natural person shall include an individual, corporation, company, partnership, firm, trustee, trust, executor, administrator or other legal personal representative, unincorporated association, joint venture, syndicate or other business enterprise, any Governmental Body (notwithstanding that “person” may be sometimes used herein in conjunction with some of such words), and their respective successors, legal personal representatives and assigns, as the case may be, and pronouns shall have a similarly extended meaning. References to a company shall be construed so as to include any company, corporation or other body corporate wherever and however incorporated or established; (viii) any reference to any Party will be construed as a reference to such Party’s successors and permitted assigns; (ix) “may” means has the right, but not the obligation to do something and “may not” means does not have the right to do something; (x) “will” and “shall” are expressions of command, not merely expressions of future intent or expectation; (xi) “written” or “in writing” is used for emphasis in certain circumstances, but that will not derogate from the general application of the notice requirements set forth in Clause 12.10 in those and other circumstances; (xii) any pronoun shall include the corresponding masculine, feminine and neuter forms; (xiii) unless the context otherwise requires, any definition or reference to any instrument, statute or statutory provision shall be construed as referring to such instrument, statute or statutory provision as from time to time amended, supplemented, extended, consolidated or replaced and subject to any restrictions on such amendments, supplements, extensions, consolidations or replacements and any orders, regulations, instruments or other subordinate legislation made thereunder except to the extent that such amendment would otherwise create or increase any liability of any Party; (xiv) the words "herein", "hereof" and “hereunder" and words of similar import shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (xv) dates and times are to Singapore time; and (xvi) the word “subsidiary” shall have the same meaning in this Agreement as its definition in the Companies Act, Chapter 50 of Singapore.

2.2	Except as otherwise set forth in the body of this Agreement (i.e., Clauses 1 through 12) or in any of the Schedules, in the event of a conflict or inconsistency between any two or more provisions under this Agreement, whether such provisions are contained in the same or different documents, the provisions in the body of this Agreement shall prevail.

2.3	No provision of this Agreement will be construed adversely to a Party solely on the ground that the Party was responsible for the preparation of this Agreement or that provision.

Schedule 2
Licensed Assets

“Licensed Assets” means all Works whether now existing or in the future created, which is used or enjoyed or capable of being used or enjoyed, in or in connection with the Distrii IT Business, including the following:

Part 1: Technology and Know-How

1.	Systems, platform and software:

1.1	Basic Design Overview

1.1.1	mainstream enterprise application system solutions include the following requirements:

(i)	持久性 (persistence): achieve data storage, processing, data and object mapping, data caching;

(ii)	事务 (transaction): ensure that a group of related operations are smooth and complete;

(iii)	安全性 (security): ensure system communication security, data security;

(iv)	负载均衡 (load balance): keep the system available when there is a lot of concurrent access;

(v)	监控 (system monitoring/management): monitor system health and set system parameters;

(vi)	日志 (logging): record system operation and exceptions, record specific user actions; and

(vii)	认证/权限/组织角色管理 (authentication/authorization): manage system users, organize authority structure, and restrict specific users' access to specific functions and specific data.

1.1.2	all Works which are used or enjoyed or capable of being used for the use, maintenance, design, development or manufacture of any products and/or services forming part of the Distrii IT Business, including such products and services containing or capable of, as the case may be, any one or more of the following features:

(i)	building access management (including mobile turnstile access and mobile lift access);

(ii)	tenant management (including user management, access management to the building and subscribed services, communication channels and tenant feedback);

(iii)	task management (including Inbox, messages and notifications);

(iv)	distributed conferencing (including video conference, VoIP communications and circuit-switched video conferencing);

(v)	smart facilities (including the access of secured building spaces, Distrii work station, printers and lockers via in-app Bluetooth technology);

(vi)	facility booking (including Distrii and CDL meeting room booking and administration);

(vii)	homepage management (including newsfeed, personalized favourite app features and reminder);

(viii)	administration dashboard (including user account management, access card management, services management, and system maintenance management);

(ix)	management dashboard (including statistics and reports); and

(x)	business community and business networking,

including and all Works (including Source Code) necessary to enable a reasonable skilled engineer to manufacture and maintain such products and services without reference to any other person or documents.

1.1.3	System Architecture

(i)	in accordance with the strict J2EE architecture standards, based on J2EE application schema definition using four-tier architecture to achieve, it avoids the limitations of the traditional two-tier structure, can provide sufficient scalability, configurability, accessibility and manageability.
The system is divided into: data access layer, business logic layer, application layer (controller / AJAX / interface) and presentation layer, a total of four logic levels.

(a)	Data Access Layer: Simple database operations implemented by Hibernate, complex business logic such as batch processing by JDBC call SQL or stored procedure.

(b)	Business logic layer: This layer provides basic business services, processing related business logic, by the Spring to provide transaction support. Service layer calls the underlying data extraction and inter-related to form a complete business operation; therefore, a complete business logic will be executed when application layer calls.

(c)	Application layer: This layer provides access to the business logic according to the calling methods.

(I)	Controller: Controller uses SpringMVC's MultiActionController as a base class, and the same module shares a control class. Each method completes an independent and complete business operation. Under normal circumstances the data update operations due to the Spring transaction management, each method corresponds only to a method in the Service.

(II)	AJAX: Simplify Web applications and improve user experience by effectively using AJAX.

(III)	Interface: Through the open interface, allowing interaction with external systems.

(d)	Presentation Layer: This layer focuses on data presentation and system usability. It uses a Web framework (such as SpringMVC) and AJAX to simplify Web applications implementation.

1.1.4	Content & Databases

(i)	Database (product/version): MySQL 5.6

(ii)	Data Sheet Classification

(a)	According to the “processing characteristics”, the data table is classified as follows:

(I)	Business data sheet: record the business process and result;

(II)	Basic coding table: describes the basic information and coding of business entities;

(III)	Auxiliary code list: description list of attributes;

(IV)	System information table: storage and system operations, business control-related parameters;

(V)	Cumulative data table: store the current value and accumulated value of the business;

(VI)	Settlement data sheet: the number of balances at the end of each period is stored; and

(VII)	Decision data table: stores statistical values that occur during each period.

1.1.5	Technical standards

(i)	JDK version: 1.7.0

(ii)	JEE specification: 5.0

(iii)	JS specification: 2.0

(iv)	Servlet specification: 2.5

(v)	Tomcat version: 7.0

(vi)	MySQL version: 5.6

(vii)	Apache version: 2.2

1.1.6	Technology used

(i)	Spring cloud

(a)	Version: 2.0.0

(b)	Spring Cloud is an ordered collection of frameworks. It takes advantage of Spring Boot's ease of development to intelligently simplify the development of distributed systems infrastructure such as service discovery registration, configuration centre, message bus, load balancing, circuit breakers, data monitoring, etc., all with Spring Boot's development style to a key start and deployment. Spring does not duplicate the manufacturing wheels. Instead, it just combines the more mature and proven service frameworks currently being developed by various companies to repack through Spring Boot styles to mask the complex configuration and principles that eventually lead to development and sets aside a set of easy to understand, easy to deploy and maintain the distributed system development kit.

(ii)	Spring boot

(a)	Version: 2.0.0

(b)	Spring Boot is designed to simplify the initial setup and development of new spring applications. The framework uses a specific way to configure, so that developers no longer need to define the model configuration. In this way, Spring Boot is committed to being a leader in the fast-growing application development area (rapid application development) as a leader.

(iii)	Node.js

(a)	Version: 8.9.0

(b)	Node.js is a Javascript runtime, released in May 2009 and developed by Ryan Dahl, essentially encapsulating the Chrome V8 engine. Node.js optimizes some special use cases to provide alternative APIs to make V8 work better in non-browser environments.

(iv)	Spring framework

(a)	Version: 4.0.2.RELEASE

(b)	A comprehensive, multi-level, lightweight J2EE application integration framework that provides a new mechanism to manage the business object dependencies.

(v)	Hibernate

(a)	Version: 4.2.2.Final

(b)	A lightweight Java object persistence wrapper framework that provides a complete solution for managing persistent data problems. It can be used to replace most of the JDBC code in Java applications or as a persistence framework in a J2EE system.

(vi)	Log4j

(a)	Version: 1.2.17

(b)	An open-source Apache project that uses Log4j to control the delivery of log messages to consoles, files, GUI components, even socket servers, NT event loggers, UNIX Syslog daemons, and so on; we also can control the output format of each log; by defining the level of each log message, we can more carefully control the log generation process.

(vii)	Bootstrap

(a)	Version: 3.3.7

(b)	Bootstrap, from Twitter, is currently the most popular front-end framework. Bootstrap is based on HTML, CSS, JAVASCRIPT, responsive, flat design, simple and flexible, friendly interface, the client display adaptive, making Web development more efficient.

(viii)	jQuery

(a)	Version: 2.0.10

(b)	jQuery is a fast, concise JavaScript framework that is another excellent JavaScript code base (or JavaScript framework) after Prototype. The purpose of jQuery Design is “Write Less, Do More”, which advocates writing less code and doing more. It encapsulates common JavaScript function codes, providing a simple JavaScript design pattern that optimizes HTML document manipulation, event handling, animation design, and Ajax interaction. The core features of jQuery can be summarized as: a unique chain of grammar and short clear multi-functional interface; css selector with efficient and flexible, and the CSS selector can be extended; has a convenient plugin extension mechanism and rich plug-ins. jQuery compatible with all major browsers.

(ix)	Vue.js

(a)	Version: 2.2

(b)	Vue.js is a progressive framework for building data-driven web interfaces. The goal of Vue.js is to implement the data binding and combined view components of the response with as simple an API as possible.

2.	High Level System Architecture Diagram

3.	Features description

3.1	Function Tree Diagram

News Feed
Flexible Station
Meeting Room Booking
Building Feedback
Community
APP
Web
Backend
Facilities Booking
Online Form Submission
Cloud Printing
Personalize Messaging
Smart Lockers

3.2	Feature and function description

3.2.1	Building Feedback

(i)	Allow tenants/users to submit feedback through a form on the mobile application to the building admin/management.

3.2.2	News feed

(i)	In the homepage there is a section that allows application admin to post mass messaging from the backend management platform.

3.2.3	Flexible station

(i)	Able to view available work station located at co-working space and make booking.

3.2.4	Meeting Room Booking

(i)	Booking of meeting room through the application and website.

3.2.5	Community

(i)	Allow tenant/user/company to post events or services and also link up with other tenant/user/company to use their services or participate in their events.

3.2.6	Personalized messaging

(i)	Able to send messages to other users through the mobile application.

3.2.7	Cloud printing

(i)	Able to send and release print jobs through the mobile application.

3.2.8	Smart lockers

(i)	Book smart locker using the mobile application and open smart locker through the application.

3.2.9	Online Form Submission

(i)	Able to submit predefined documents through the mobile application and able to monitor the processing status through the mobile application.

Part 2: Updates

In this Agreement, “Licensed Assets” shall be deemed to include all Updates to any Licensed Assets.

In witness whereof this Agreement has been entered into on the date stated at the beginning.

Licensor

SIGNED by _________________ for and on behalf of Shanghai Distrii Technology Development Co., Ltd. in the presence of:

___________________________________
Witness’ signature

Name:

Address:

Licence Agreement

Licensee

SIGNED by _________________ for and on behalf of Distrii Technology Singapore Pte. Ltd. in the presence of:

___________________________________
Witness’ signature

Name:

Address:

Licence Agreement

Execution Version

Dated ______________

Shanghai Distrii Technology Development Co., Ltd

and

Distrii Technology Singapore Pte. Ltd.

ADDENDUM NO. 1 TO LICENCE AGREEMENT

Allen & Gledhill LLP

One Marina Boulevard #28-00 Singapore 018989

Tel: +65 6890 7188 | Fax +65 6327 3800

allenandgledhill.com

i

This Addendum No. 1 to the Agreement (the “Addendum”) is made on ______________ between:

(1)	Shanghai Distrii Technology Development Co., Ltd. (PRC Unified Social Credit Code 91310108MA1G317L9X; Company Registration No. T17UF3263C), a company incorporated in China with its registered office at Floor 1, No. 668 Hengfeng Road, Jing’An, Shanghai, People’s Republic of China (“Licensor”); and

(2)	Distrii Technology Singapore Pte. Ltd., a company incorporated in Singapore with company registration number 201804790N whose registered address is 9 Raffles Place, #01- 02 Republic Plaza, Singapore 048619 (the “Licensee”).

Whereas:

(A)	The Parties had entered into the Licence Agreement dated 18 May 2018 (the “Agreement”), under which the Licensor agreed to grant the Licensee a licence to use the Licensed Assets in the Territories in accordance with the terms and conditions of the Agreement.

(B)	The Parties desire to enter into this Addendum to amend the terms and conditions of the Agreement, in consideration of the mutual promises and covenants contained herein.

It is agreed as follows:

1.	Definitions

1.1	Capitalised terms and expressions used in this Addendum shall have the same meanings given to them under the Agreement, unless otherwise stated herein or the context otherwise requires.

2.	Effect of this Addendum

2.1	This Addendum will become effective on and from (the “Addendum Effective Date”).

2.2	The Parties agree that this Addendum is to set out the Parties agreement to amend the terms and conditions of the Agreement in accordance with Clause 3 below.

2.3	The Parties agree that this Addendum when signed, shall constitute a supplement to and be read in conjunction with the Agreement, provided that in the event of any conflict or inconsistency between any provision of the Agreement and the provisions of this Addendum, such conflicting or inconsistent provision of the Agreement shall be deemed to have been varied to give effect to the provisions of this Addendum insofar as the conflicting or inconsistent provision relates directly to the subject matter hereof but not otherwise.

2.4	Subject to Clause 2.2 of this Addendum, the terms and conditions of the Agreement shall continue in full force and effect.

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3.	Variation of the Agreement

The Parties agree to vary the terms of the Agreement as follows:

3.1	Variation to Clause 2 of the Agreement:

3.1.1	Clause 2.1 (Licence Grant) of the Agreement shall be amended by replacing the words “and for any purpose” with the words “in connection with the operation, maintenance and/or marketing of any real estate or property anywhere in the world which is owned, operated or managed by CDL, any of its Affiliates, or any entity in which CDL or any of its Affiliates have an interest”.

3.1.2	Clause 2.3 (Exclusivity) of the Agreement shall be deleted.

3.1.3	Clause 2.8 (Updates) of the Agreement shall be deleted.

3.1.4	Clause 2.9.1 of the Agreement shall be deleted and replaced with the following:

Licensee may assign or novate this Agreement to any Third Party without the approval of Licensor or any other Third Party and upon such terms and conditions as may be deemed appropriate or necessary by Licensee, in circumstances where such Licensee proposes to transfer the whole or any part of its undertaking or business to such Third Party, to use the Licensed Assets strictly in accordance with this Agreement (including Clause 2.1). Licensor agrees to, if requested by Licensee, promptly execute such assignment or novation agreement in the form prescribed by Licensee and further undertakes to do all things and execute all documents as may be necessary to perfect such assignment, transfer, novation or dealing. Licensee shall inform Licensor of such assignment or novation in writing as soon as reasonably practicable.

3.1.5	Clause 2.9.2 of the Agreement shall be deleted and replaced with the following:

Licensor is entitled to assign the Intellectual Property Rights to the Licensed Assets to a third party with Licensee’s prior written consent, and Licensee agrees not to unreasonably withhold such consent.

3.2	Deletion of Clause 3 of the Agreement: Clause 3 (Infringement and Control of Proceedings) of the Agreement shall be deleted.

3.3	Deletion of Clause 8 of the Agreement: Clause 8 (Licensor Representations and Warranties) of the Agreement shall be deleted.

3.4	Variation to Clause 9 of the Agreement:

3.4.1	Clauses 9.1.1, 9.1.2 and 9.1.5 of the Agreement shall be deleted.

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3.4.2	A new Clause 9.3 shall be added as the following:

Liability Limit: To the extent permitted by applicable laws, neither Party shall be liable to the other for any Excluded Claims. For the avoidance of doubt, no limit shall apply to any Claims where the first event which gives rise to any such Claim occurs during the period starting on 18 May 2018 to the date three years from the Addendum Effective Date (both dates inclusive). In this Agreement:

9.3.1	“Claim” means all claims, liabilities, losses, demands, damages, liens, causes of action of any kind, obligations, costs, judgments, interest and awards (including recoverable legal counsel fees and costs of litigation of the person asserting the Claim), whether arising by law, contract, tort, voluntary settlement or otherwise, in connection with this Agreement or any claims, liabilities occurred in Clause 9.1 of the Agreement.

9.3.2	“Excluded Claim” means a Claim where the first event which gives rise to any such Claim occurs on a date three years after the Addendum Effective Date.

3.5	Variation to Schedule 1 of the Agreement: Schedule 1 of the Agreement shall be amended as follows:

3.5.1	Paragraph 1.1.6 of Schedule 1 of the Agreement shall be deleted.

3.5.2	Paragraph 1.1.24 of Schedule 1 of the Agreement shall be deleted.

3.5.3	Paragraph 1.1.29 of Schedule 1 of the Agreement shall be deleted and replaced with the following:

“Territories” means all countries in the world.

3.5.4	Paragraph 1.1.31 of Schedule 1 of the Agreement shall be deleted.

3.5.5	Paragraph 1.1.32 of Schedule 1 of the Agreement shall be deleted.

3.6	Variation to Schedule 2 of the Agreement: Schedule 2 of the Agreement shall be deleted and replaced with Schedule 1 of this Addendum.

4.	General provisions

4.1	Entire Agreement: This Addendum sets forth the entire agreement and understanding between the Parties in connection with the matters dealt with and described herein at the date of this Addendum to the exclusion of any terms implied by law which may be excluded by contract, and no Party has relied on any oral or written representation made to it by the other Party. This Addendum contains all the rights and obligations between the Parties and shall supersede any prior agreements, arrangements, information, fact, particulars, documents, deeds, schedules, list, notice, letter, article, email, or correspondence provided by any Party, their agents, or any other person and also any prior expression of intent, understanding, discussion, representation, warranty, undertaking, promise or communications (whether written oral or implied) made by one Party or its agent to the other Parties with respect to this transaction not expressly set out in this Addendum.

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4.2	Variation: No purported variation of this Addendum shall be effective unless: (i) made in writing; (ii) refers specifically to this Addendum; and (iii) is duly executed by the Parties hereto. Without prejudice to the generality of Clause 4.4 below, the Parties’ rights to vary, amend or rescind this Addendum in the manner aforesaid may be exercised without the consent of any person or entity who is not a party to this Addendum.

4.3	Counterparts: This Addendum may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party may enter into this Addendum by signing any such counterpart. Signatures may be exchanged by facsimile, with original signatures to follow.

4.4	Rights of Third Parties: Save as otherwise provided in this Addendum, a person or entity who is not a party to this Addendum shall have no right under the Singapore Contracts (Rights of Third Parties) Act 2001 to enforce any term of this Addendum, regardless of whether such person or entity has been identified by name, as a member of a class or as answering a particular description. For the avoidance of doubt, nothing in this Clause shall affect the rights of any permitted assignee or transferee of this Addendum.

4.5	Governing Law and Dispute Resolution

4.5.1	This Addendum shall be governed by, and construed in accordance with, the laws of Singapore.

4.5.2	The Parties irrevocably agree that the courts of Singapore are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Addendum and that, accordingly, any legal action or proceedings arising out of or in connection with this Addendum (“Proceedings”) may be brought in those courts and the Parties irrevocably submit to the jurisdiction of those courts.

4.5.3	Notwithstanding Clause 4.5.2, in the case of injunctive relief and receivership, any of the Parties may take Proceedings in any other court of competent jurisdiction and the taking of Proceedings in one or more jurisdictions shall not preclude that Party from taking Proceedings in any other jurisdiction, whether concurrently or not.

4.5.4	Nothing in this Clause shall limit the right of any Party to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude that Party from taking Proceedings in any other jurisdiction, whether concurrently or not.

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Schedule 1
Schedule 2 (Licensed Assets)

“Licensed Assets” means all Works which were licensed by Licensor to Licensee during the period starting on 18 May 2018 to the Addendum Effective Date and used in connection with the CityNexus application, including the following:

1.	Systems, platform and software:

1.1	Basic Design Overview

1.1.1	mainstream enterprise application system solutions include the following requirements:

(i)	持 久 性 (persistence): achieve data storage, processing, data and object mapping, data caching;

(ii)	事务(transaction): ensure that a group of related operations are smooth and complete;

(iii)	安全性 (security): ensure system communication security, data security;

(iv)	负 载 均 衡 (load balance): keep the system available when there is a lot of concurrent access;

(v)	监 控 (system monitoring/management): monitor system health and set system parameters;

(vi)	日志 (logging): record system operation and exceptions, record specific user actions; and

(vii)	认证/权限/组织角色管理 (authentication/authorization): manage system users, organize authority structure, and restrict specific users' access to specific functions and specific data.

1.1.2	all Works which are used or enjoyed or capable of being used for the use, maintenance, design, development or manufacture of any products and/or services forming part of the Distrii IT Business, including such products and services containing or capable of, as the case may be, any one or more of the following features:

(i)	building access management (including mobile turnstile access and mobile lift access);

(ii)	tenant management (including user management, access management to the building and tenant feedback);

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(iii)	task management (including Inbox, messages and notifications);

(iv)	distributed conferencing;

(v)	smart facilities (including the access of secured building spaces, Distrii work station, printers and lockers via in-app Bluetooth technology);

(vi)	facility booking (including Distrii and CDL meeting room booking and administration);

(vii)	homepage management (including newsfeed, personalized favourite app features);

(viii)	administration dashboard (including user account management, access card management, services management, and system maintenance management); and

(ix)	management dashboard (including statistics and reports),

including and all Works (including Source Code) necessary to enable a reasonable skilled engineer to manufacture and maintain such products and services.

1.1.3	System Architecture

(i)	in accordance with the strict J2EE architecture standards, based on J2EE application schema definition using four-tier architecture to achieve, it avoids the limitations of the traditional two-tier structure, can provide sufficient scalability, configurability, accessibility and manageability. The system is divided into: data access layer, business logic layer, application layer (controller / AJAX / interface) and presentation layer, a total of four logic levels.

(a)	Data Access Layer: Simple database operations implemented by Mybatis, complex business logic such as batch processing by Mybatis call SQL or stored procedure.

(b)	Business logic layer: This layer provides basic business services, processing related business logic, by the SpringCloud to provide transaction support. Service layer calls the underlying data extraction and inter-related to form a complete business operation; therefore, a complete business logic will be executed when application layer calls.

(c)	Application layer: This layer provides access to the business logic according to the calling methods.

(I)	Controller: Controller uses Springboot controller as a base class, and the same module shares a control class. Each method completes an independent and complete business operation. Under normal circumstances the data update operations due to the SpringCloud transaction management, each method corresponds only to a method in the Service.

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(II)	AJAX: Simplify Web applications and improve user experience by effectively using AJAX.

(III)	Interface: Through the open interface, allowing interaction with external systems.

(d)	Presentation Layer: This layer focuses on data presentation and system usability. It uses a Web framework (such as Springboot) and AJAX to simplify Web applications implementation.

1.1.4	Content & Databases

(i)	Database (product/version): MySQL 5.6

(ii)	Data Sheet Classification

(a)	According to the “processing characteristics”, the data table is classified as follows:

(I)	Business data sheet: record the business process and result;

(II)	Basic coding table: describes the basic information and coding of business entities;

(III)	Auxiliary code list: description list of attributes;

(IV)	System information table: storage and system operations, business control-related parameters;

(V)	Cumulative data table: store the current value and accumulated value of the business; and

(VI)	Decision data table: stores statistical values that occur during each period.

1.1.5	Technical standards

(iii)	JDK version: 1.8.0

(iv)	SpringCloud: 1.5.6

(v)	RabbitMQ 3.6.8

(vi)	Erlang: 19.0.4

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(vii)	MySQL version: 5.6

1.1.6	Technology used

(viii)	Spring cloud

(a)	Version: 1.5.6

(b)	Spring Cloud is an ordered collection of frameworks. It takes advantage of Spring Boot's ease of development to intelligently simplify the development of distributed systems infrastructure such as service discovery registration, configuration centre, message bus, load balancing, circuit breakers, data monitoring, etc., all with Spring Boot's development style to a key start and deployment. Spring does not duplicate the manufacturing wheels. Instead, it just combines the more mature and proven service frameworks currently being developed by various companies to repack through Spring Boot styles to mask the complex configuration and principles that eventually lead to development and sets aside a set of easy to understand, easy to deploy and maintain the distributed system development kit.

(ix)	Spring boot

(a)	Version: 1.5.6

(b)	Spring Boot is designed to simplify the initial setup and development of new spring applications. The framework uses a specific way to configure, so that developers no longer need to define the model configuration. In this way, Spring Boot is committed to being a leader in the fast-growing application development area (rapid application development) as a leader.

(x)	Node.js

(a)	Version: 12.16.0

(b)	Node.js is a Javascript runtime, released in May 2009 and developed by Ryan Dahl, essentially encapsulating the Chrome V8 engine. Node.js optimizes some special use cases to provide alternative APIs to make V8 work better in non-browser environments.

(xi)	Spring framework

(a)	Version: 4.0.2.RELEASE

(b)	A comprehensive, multi-level, lightweight J2EE application integration framework that provides a new mechanism to manage the business object dependencies.

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(xii)	Logback

(a)	Version: 1.1.1

(b)	An open-source Apache project that uses Log4j to control the delivery of log messages to consoles, files, GUI components, even socket servers, NT event loggers, UNIX Syslog daemons, and so on; we also can control the output format of each log; by defining the level of each log message, we can more carefully control the log generation process.

(xiii)	Vue.js

(a)	Version: 2.5.16

(b)	Vue.js is a progressive framework for building data-driven web interfaces. The goal of Vue.js is to implement the data binding and combined view components of the response with as simple an API as possible.

2.	High Level System Architecture Diagram

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3.	Features description

3.1	Function Tree Diagram

3.2	Feature and function description

3.2.1	Building Feedback

(i)	Allow tenants/users to submit feedback through a form on the mobile application to the building admin/management.

3.2.2	News feed

(i)	In the homepage there is a section that allows application admin to post mass messaging from the backend management platform.

3.2.3	Meeting Room Booking

(i)	Booking of meeting room through the application and website.

3.2.4	Personalized messaging

(i)	Able to send messages to individual users through the backend management platform.

3.2.5	Online Form Submission

(i)	Able to submit predefined documents through the mobile application and able to monitor the processing status through the mobile application (e.g. Aircon extension request).

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3.2.6	Turnstile Access

(i)	Allow tenants to access building using mobile app, with dynamically generated QR code.

3.2.7	Order Pay Collect

(i)	Allow tenants to order and make payment for food and beverage from our Republic Plaza stores.

3.2.8	Ecall

(i)	Allow tenants to call lift via mobile app

3.2.9	Happenings

(i)	Allow Retail tenants and landlord to communicate, organise events and giveaway sessions.

3.2.10	Splash Ad

(i)	Personalised marketing communication on promotion, events, etc.

3.2.11	Parking

(i)	Real time update on available parking lots

(ii)	Renewal of season parking via GIRO

(iii)	Purchase of VIP or Complimentary parking coupon

3.2.12	MyVisitor

(i)	Allow tenants to invite their guest via mobile app, and guest can use the QR code to directly go up office (after verification with MYINFO).

3.2.13	Indoor air quality

(i)	Display of indoor air quality metric (e.g. humidity, temperature, etc.) that is transmitted from IOT sensors

3.2.14	Table Reservation

(i)	Allow tenants to make table reservation on Republic Plaza’s restaurant(s).

3.2.15	eMall

(i)	Online food/retail item ordering and delivery service(s) for CDL malls, offices.

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In witness whereof this Addendum has been entered into on the date stated at the beginning.

Licensor

SIGNED by ______________

for and on behalf of

Shanghai Distrii Technology Development Co., Ltd.

in the presence of:

Witness’ signature

Name:

Address:

Addendum No. 1 to Licence Agreement

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Licensee

SIGNED by __________________

for and on behalf of

Distrii Technology Singapore Pte. Ltd.

in the presence of:

Witness’ signature

Name:

Address:

Addendum No. 1 to Licence Agreement

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